UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2021

HOMELAND RESOURCES LTD.
(Exact Name of Registrant as Specified in its Charter)

NEVADA	000-55282	26-0841675
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 E Erie St, Ste 525 Unit #2420, Chicago, IL 60611
(Address of principal executive offices)

(630) 708-0750
(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	HMLA	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [X]

Homeland Resources Ltd. a/k/a Himalaya Technologies, Inc. is referred to herein as “we”, “us”, or “us”

Item 3.02 Unregistered Sales of Equity Securities.

One June 22, 2021, we retained FOMO ADVISORS, LLC for restructuring and consulting services and issued 50,000,000 common stock purchase warrants at a strike price of .0001 and a five-year expiration.

One June 28, 2021, we issued FOMO CORP 50,000,000 common stock purchase warrants at a strike price of .0001 and a five-year expiration as a deposit on the purchase of FOMO’s ownership of a cannabis social network business @ www.kanab.club.

On June 29, 2021, we sold $151,500 in junior convertible debt to a third-party netting the Company $125,000 after fees and original issue discount.  As part of the financing, the Company issued the investor 2,500,000 common shares and 15,000,000 common stock purchase warrants with a $0.01 exercise price and a three-year expiration.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18th, we appointed Vikram Grover as Director.  On June 19th, David St. James resigned all officer positions and as Director of the Company.  On June 20th, we appointed Vikram Grover as President, CEO, CFO and Secretary of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 28, 2021, we amended our Articles of Incorporation to change our legal name to “Himalaya Technologies, Inc.” and increase our authorized shares to 1,250,000,000, including 1,000,000,000 common shares and 250,000 Preferred Shares.  A Series A class of preferred stock with 130,000,000 shares authorized shall convert 1-50 into common shares and vote on an as converted basis. A Series B class of preferred stock with 20,000,000 shares authorized shall convert 1-1,000 into common shares and vote on an as converted basis. A Series C class of preferred stock with one million shares authorized shall convert 1-1 into common shares and have 100,000 votes per share.  The Amendment was stamped by the Secretary of State of Nevada on July 2, 2021.  No Preferred shares have been issued as of July 7, 2021.

Item 8.01 Other Items.

Homeland Resources Ltd. a/k/a Himalaya Technologies, Inc. (OTC: HMLA) won a custodianship petition filed by a minority investor and third-party in the District Court of Clark County, Nevada effective July 6, 2021 (without prejudice).  HMLA’s advisory firm FOMO ADVISORS LLC, a wholly owned subsidiary of FOMO CORP. (OTC: FOMC) is working with HMLA’s service providers to bring the Company current for SEC reporting in order to comply with delisting schedules and Form 15 changes being implemented by the SEC on or around September 28, 2021.

Item 9.01. Exhibits

(a) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Homeland Resources Ltd. GS Capital Partners, LLC Loan Document – June 29, 2021
10.2	Homeland Resources Ltd. Amended Articles – July 2, 2021
10.3	Order of Honorable Veronica M. Barisich District Court Judge Clark County, NV – July 6, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMELAND RESOURCES LTD.

Date: July 7, 2021	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer